Exhibit 10.57

CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.

$1,000,000	February 13, 2026

FOR VALUE RECEIVED, AMASS Brands Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Alchemi Project Inc. (“Holder”), the principal sum of One Million Dollars and zero cents ($1,000,000) (the “Principal Amount”), together with interest accruing on the unpaid portion of the Principal Amount from the date hereof until maturity at the rate of interest set forth in Section 2(a) on the terms and subject to the conditions of this Convertible Promissory Note (including all renewals, extensions or modifications hereof, this “Note”). This Note is one of several convertible promissory notes issued pursuant to that certain Convertible Note Purchase Agreement dated as of February 13, 2026 (the “Purchase Agreement”). Capitalized terms in this Note that are not defined shall have the same meaning ascribed to them in the Purchase Agreement.

1.            Purchase and Sale of Note. As of the date hereof (the “Issue Date”), the Company hereby issues and delivers this Note to Holder against receipt by the Company of the Principal Amount by check or wire transfer of immediately available funds.

2.            Payments.

(a)       The unpaid portion of the Principal Amount shall bear simple interest at the rate of nine percent (9%) per annum, payable on the Maturity Date (as defined in Section 2(b)). Interest shall never exceed the maximum lawful rate of interest applicable to this Note.

(b)       Subject to the conversion rights set forth in Section 5 below, the unpaid portion of the Principal Amount, and all accrued and unpaid interest thereon, shall be due and payable upon the date of the first to occur of the following (each, the “Maturity Date”): (i) twenty-four (24) months from the Issue Date (the “Outside Maturity Date”), or (ii) a Change of Control Transaction.

(c)       All payments due and payable from the Company to Holder under this Note shall be made in lawful currency of the United States of America at the Holder’s address listed following Holder’s signature block at the end of this Note or such other place as Holder shall designate in writing, and, at Holder’s option, shall be payable by check or wire transfer.

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3.            Prepayment. This Note may not be prepaid without the consent of the Holder.

4.            Events of Default.

(a)       An “Event of Default” under this Note shall mean the occurrence of any of the following:

(i)       Failure to Pay. The Company shall fail to pay (A) when due any principal or interest payment on the due date hereunder or (B) any other payment required under the terms of this Note on the date due, and such payment in either (A) or (B) shall not have been made within five (5) days of Company’s receipt of Holder’s written notice to Company of such failure to pay;

(ii)       Involuntary Bankruptcy, Etc. (A) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereinafter in effect, or any successor thereto, the “Bankruptcy Code”) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (B) an involuntary case shall be commenced against the Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company, and, in the case of any event described in this clause (ii), such event shall have continued for ninety (90) days unless dismissed, bonded or discharged;

(iii)       Voluntary Bankruptcy, Etc. An order for relief shall be entered with respect to the Company or the Company shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, or the Company shall make an assignment for the benefit of creditors; or the Company shall admit in writing its inability to pay its debts as such debts become due; or the Board shall adopt any resolution or otherwise authorize action to approve any of the foregoing; or

(iv)       Dissolution. The Company engages in any liquidation, dissolution, winding up of the Company, expressly excluding a Change of Control Transaction.

(b)       Upon the occurrence of an Event of Default, the entire unpaid portion of the Principal Amount, all accrued but unpaid interest and all other amounts due Holder hereunder shall become due and payable at the option of the Holder upon notice to the Company of such acceleration. Further, in the case of any Event of Default under this Note by the Company which is continuing and has not been waived in writing by the Holder, this Note will bear interest at the Default Rate.

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(c)       The Company hereby agrees that it will, upon demand, pay to Holder the amount of any and all reasonable advances, charges, costs and expenses, including the fees and expenses of its counsel and of any experts or agents, that Holder may incur in connection with the failure by the Company to perform or observe any of the provisions of this Note.

5.            Conversion Rights. This Note is convertible into certain capital stock of the Company in accordance with the conversion rights specified in Schedule 1 attached hereto and incorporated herein by this reference.

(a)       Definitions.

(i)       “Change of Control Transaction” means (a) any merger or consolidation of the Company with or into another entity, (b) any sale, lease, transfer, or other disposition of all or substantially all of the assets of the Company, or (c) any other transaction or series of related transactions in which a person or group acquires more than fifty percent (50%) of the voting power of the Company.

(ii)       “Common Stock” means the common stock of the Company.

(iii)       “Preferred Financing” means any debt or equity financing transaction (other than a Qualified Financing) in which the aggregate proceeds exceed $5,000,000.

(iv)       “Pro Rata Share” means the ratio of (A) the number of shares of the Common Stock issued or issuable upon conversion of the aggregate shares owned by the Holder or its affiliates, including the shares that will be issued upon conversion of this Note, to (B) a number of shares of Common Stock equal to the sum of (1) the total number of shares of Common Stock then outstanding plus (2) the total number of shares of Common Stock issuable on conversion or exercise of all then outstanding shares of preferred stock and then outstanding options, warrants and other convertible securities (including shares that will be issued on conversion of this Note) plus (3) the number of shares of Common Stock reserved for issuance under any stock purchase and stock option plans of the Company but are unallocated.

(v)       “Qualified Financing” means (i) an initial public offering of the Company (whether by traditional underwritten offering or Direct Listing (“IPO”)) or (ii) any merger, deSPAC transaction, reverse merger, or similar transaction involving the Company, in which the surviving entity following the transaction is a publicly traded company.

(vi)       “Qualified Financing Stock” means the capital stock of the Company issued in the Qualified Financing.

6.            Replacement of Lost Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new debenture of like tenor dated as of the date from which unpaid interest has then accrued on the lost, stolen, destroyed or mutilated Note.

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7.            Future Indebtedness. If the Company incurs future indebtedness from a bank or other financial institution (“Future Senior Debt”), the obligations under this Note owed by the Company to Holder shall be subordinated to such Future Senior Debt in terms of payment priority, and Holder shall execute a subordination and/or an intercreditor agreement as required in connection with such Future Senior Debt.

8.            Miscellaneous.

(a)       Amendments. No term of this Note may be amended, waived, discharged or terminated except pursuant to Section 6(a) of the Purchase Agreement.

(b)       Notices. All notices, requests and demands under this Note must be in writing and, unless otherwise expressly provided therein, shall be delivered by hand, sent by facsimile, sent by email, or sent by United States mail, first-class postage prepaid, addressed as follows:

The Company:	Amass Brands Inc.
860 E Stowell Road, Santa Maria, CA, 93454
Attention: Zach Ament
Email: zach@amass.com

with a copy to:	Winston & Strawn LLP
800 Capitol St., Suite 2400
Houston, Texas 77002
Attn: Michael J. Blankenship
E-mail: mblankenship@winston.com

Holder:	To the contact information set forth below Holder’s signature block to this Note

Notices, requests or demands hereunder shall be deemed given (i) three (3) business days after being deposited in the U.S. mail, postage prepaid, if sent by U.S. mail, (ii) upon confirmation of transmission, if sent by facsimile, (iii) when delivered, if delivered in person, (iv) when delivered, if sent by overnight courier service, and (v) when sent if by e-mail. Any party to this Note may rely on signatures of the parties thereto that are transmitted by fax, emailed “pdf” file or other electronic means as fully as if originally signed.

(c)       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to Holder upon any breach or default of the Company under this Note shall impair any such right, power or remedy of Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Holder of any breach or default under this Note, or any waiver on the part of Holder of any provision or condition of this Note must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Note or by law or otherwise afforded to Holder, shall be cumulative and not alternative.

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(d)       Counterparts. This Note may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document.

(e)       Facsimile or Electronic Signatures. This Agreement may be executed by any party by delivery of a facsimile, pdf or electronic signature, which signature shall have the same force and effect as an original signature. Any party which delivers a facsimile or pdf signature shall promptly thereafter deliver an originally executed signature to the Company; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile, pdf or electronic signature.

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IN WITNESS WHEREOF, this Note is executed as of the date first above written.

COMPANY

AMASS BRANDS INC,
a Delaware corporation

By:	/s/ Mark T. Lynn
Name:	Mark T. Lynn
Title:	Chief Executive Officer

ACCEPTED AND AGREED TO:

HOLDER

ALCHEMI PROJECT INC.

By:	/s/ Michael Lewis
Name:	Michael Lewis
Title:	Authorized Signatory
Email:	michaellewisv@gmail.com
Address:	119 Malibu Colony Road, Malibu CA 90265-4642

Amass Brands Convertible Note

SCHEDULE 1
CONVERSION RIGHTS

1.            Conversion.

a.       Automatic Conversion Upon a Qualified Financing. If the Note is not repaid in full prior to the closing date of a Qualified Financing (the “QF Closing Date”), then effective automatically upon the QF Closing Date, the entire unpaid portion of the Principal Amount and all accrued and unpaid interest due Holder hereunder (the “Outstanding Amount”) as of the QF Closing Date shall be converted into that number of shares of Common Stock determined by dividing the Outstanding Amount by a conversion price equal to eighty percent (80%) of the price per share of the equity securities sold by the Company in the Qualified Financing (the “Financing Conversion Price”).

b.       Optional Conversion Upon a Change of Control. Upon the closing of a Change of Control Transaction, the Company shall, at the option of the Holder, either (i) repay the Holder the Outstanding Amount multiplied by two, or (ii) convert the Note into that number of shares of Common Stock equal to (A) the Outstanding Amount immediately prior to the closing of the Change of Control Transaction, divided by (B) the COC Conversion Price. The “COC Conversion Price” means the price per share determined by dividing $30,000,000 by the Company’s fully-diluted capitalization as of immediately prior to the closing of the Change of Control Transaction, excluding the shares to be issued upon conversion of the Notes. Holder shall execute any agreement to which the Common Stock is bound and enjoy the same contractual rights, and be bound to the same obligations and duties, as other holders of Common Stock.

c.       Automatic Conversion at the Outside Maturity Date. If the Note remains outstanding as of the Outside Maturity Date, and no Qualified Financing or Change of Control Transaction has occurred, then effective automatically upon the Outside Maturity Date, the Outstanding Amount as of the Outside Maturity Date will convert into that number of shares of Common Stock determined by dividing the Outstanding Amount by the Maturity Conversion Price. The “Maturity Conversion Price” means a price per share determined by dividing $30,000,000 by the Company's fully-diluted capitalization as of immediately prior to the Outside Maturity Date, excluding the shares to be issued upon conversion of the Notes.

d.       No Other Conversion. Except as set forth in Sections 1.a., 1.b. and 1.c. of this Schedule, the Note shall not otherwise be convertible into the Qualified Financing Stock, Common Stock or any other capital stock of the Company.

e.       No Fractional Shares. The Company shall not be required to issue fractional shares of the Qualified Financing Stock or Common Stock upon the conversion of the Note. If any fraction of a share of the Qualified Financing Stock or Common Stock would, except for the provisions of this paragraph, be issuable on the conversion of the Note (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then fair market value per share of the Qualified Financing Stock or the Common Stock, as reasonably determined by the Board, multiplied by such fraction computed to the nearest whole cent.

Amass Brands Convertible Note

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2.            Adjustments Upon Capitalization and Corporate Changes. If at any time prior to the Maturity Date, any of the outstanding shares of the capital stock of the Company are changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization or reclassification, or if the number of such outstanding shares is changed through a stock split, stock dividend, stock consolidation or similar capital adjustment, or if the Company makes a distribution in partial liquidation or any other comparable extraordinary distribution with respect to any of its shares of capital stock, an appropriate adjustment shall be made by the Board, if necessary, in the number, kind or conversion price of shares into which the Note is convertible.

3.            Miscellaneous.

a.       No Voting Rights. Except as expressly set forth in the Note, nothing contained in the Note shall be construed as conferring upon the Holder, prior to conversion of this Note into shares of capital stock of the Company, (i) the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter, (ii) the right to receive dividends, or (iii) any other rights as a stockholder of the Company.

b.       Descriptive Headings. The descriptive headings of the several paragraphs of Schedule 1 are for convenience of reference only and do not constitute a part of Schedule 1 and are not to be considered in construing or interpreting the Note.

Amass Brands Convertible Note

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